UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the

Commission Only (as permitted by

Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-12

BusinessWay International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BUSINESSWAY INTERNATIONAL CORPORATION

CORPORATE HEADQUARTERS

1480 RUE BEGIN

SAINT LAURENT, QC H4R 1X1

(514) 425-4222

FAX (514) 425-2922

April 7, 2003

Dear Shareholder:

It is a pleasure to invite you to attend the 2002 Annual Meeting of Shareholders of BusinessWay International Corporation. The meeting will be held at the Holiday Inn Pointe-Claire, Frontenac Suite, 6700 Rte Transcanadienne, Pointe-Claire, Quebec, on Tuesday, April 29, 2003, 09:00 a.m. local time.

The formal notice of the meeting, the proxy statement and your proxy card are enclosed in this mailing. At the meeting you will be asked to elect three (3) directors, ratify the appointment of independent accountants and vote on other business as may properly come before the meeting.

Whether or not you plan to attend the Shareholder Meeting in person, we ask that you execute and return your proxy promptly. Submitting your vote at this time will save your Company the cost of additional proxy solicitation.

Thank you for your continued support.

Sincerely,

/s/ Fabrice Zambito

Fabrice Zambito

Chairman of the Board

/s/ Faris Heddo

Faris Heddo

Chief Executive Officer

/s/ Michele Scott

Michele Scott

Chief Financial Officer and Secretary

BUSINESSWAY INTERNATIONAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 29, 2003

April 7, 2003

To The Shareholders:

The Annual Meeting of Shareholders of BusinessWay International Corporation will be held at the Holiday Inn Pointe-Claire, Frontenac Suite, 6700 Rte Transcanadienne, Pointe-Claire, Quebec, on Tuesday, April 29, 2003, at 09:00 a.m., Eastern Time, to consider and act upon the following:

1. Election of three (3) directors for two years or until a successor is elected and qualified;

2. Ratification of the appointment of independent accountants; and

3. Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record as of the close of business on March 14, 2003, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

SHAREHOLDERS ARE REMINDED THAT SHARES CANNOT BE VOTED UNLESS THE SIGNED PROXY CARD IS RETURNED OR THE SHARES ARE VOTED IN PERSON OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.

By Order of the Board of Directors

/s/ MICHELE SCOTT

Michele Scott

Corporate Secretary

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 29, 2003

INTRODUCTION

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BusinessWay International Corporation of proxies to be used at the Shareholder Meeting of Shareholders of the Company on April 29, 2003, at 09:00 a.m. at the Holiday Inn Pointe-Claire, Frontenac Suite, 6700 Rte Transcanadienne, Pointe-Claire, Quebec and at any adjournment thereof. The Company's Summary Annual Report for 2002 and this proxy material is being sent to shareholders beginning on or about April 7, 2003.

Shares represented by valid proxies will be voted at the Shareholder Meeting or any adjournment thereof in accordance with each shareholder's directions. Please vote by marking the appropriate boxes, signing, dating and returning the enclosed proxy card. If the card is signed and returned without direction, the shares will be voted as recommended by the Board. A shareholder may revoke a proxy at any time before its use by filing written notice of revocation by submitting a subsequent proxy to the Corporate Secretary of the Company or by voting in person at the meeting.

OUTSTANDING STOCK AND VOTING RIGHTS

The Company's Board of Directors has fixed the close of business on March 14, 2003, as the record date for determining shareholders of record entitled to notice of, and to vote at the Shareholder Meeting. On the record date, the Company had 58,655,667 outstanding shares of common stock and 1,100,000 options for Faris Heddo and 1,100,000 for Michele Scott as per Share Exchange Agreement of September 12, 2000. Each shareholder is entitled to one vote for each share of common stock registered in that person's name on the books of the Company on the record date (March 14, 2003) on all business to come before the meeting. The presence of one-third of the Company's outstanding common shares in person or by proxy will constitute a quorum for the transaction of business at the Shareholder Meeting. Provided a quorum is present, Directors will be elected by a plurality of the votes validly cast in the election and the vote of a majority of the shares of common stock represented in person or by proxy will be sufficient for the transaction of any other business properly brought before the Shareholders Meeting. Abstentions from voting, including broker non-votes, with respect to shares present at the Shareholders Meeting in person or by proxy will have no effect in determining whether a quorum is present or on the election of Directors, but will have the effect of votes against any business other than the election of Directors.

OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

FIVE PERCENT SHAREHOLDERS

The Company has four persons who beneficially own more than 5% of its outstanding common stock as reported on Schedule 13D filed with the Securities and Exchange Commission (SEC) and certain affiliates pursuant to the Securities Exchange Act of 1934. The following table and notes have been prepared in reliance upon such filing for the nature of ownership and an explanation of overlapping ownership.
Name and Address of Beneficial Owner -------------------	Amount and Nature of Beneficial Ownership Reported on Schedule 13G ------------------------	Percent Class -------
Fabrice Zambito	3,580,000	5.9%
Faris Heddo	15,847,559	26%
Michele Scott	12,688,315	20.9%
FondAction CSN	6,000,000	9.9%

The following table sets forth information regarding the beneficial ownership of common stock as of March 14, 2003, by each Director and Director nominee and the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company, who served in such capacities as of July 31, 2002, (the "named executive officers") and by all Directors and executive officers as a group.

Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and investment power with respect to the shares shown in the table to be owned by that person.
Name and Address of Beneficial Owner -------------------	Amount and Nature of Beneficial Ownership ------------------	Percent Class -------
Faris Heddo, CEO	15,847,559	26%
Michele Scott, CFO and Secretary	12,688,315	20.9%
Fabrice Zambito, Chairman Of The Board	3,580,000	5.9%
FondAction CSN (Stephane Morency, Director)	6,000,000	9.9%
* NOTE: Mr. Stephane Morency is representing FondAction CSN as a Director on the Board.

BOARD MEETINGS AND COMMITTEES

The Company's Board of Directors held six (6) meetings during 2002. Each Director attended 100% of the total number of meetings of the Board of Directors and the Committees on which he or she served during the year.

The Board of Directors has the following one (1) standing committees.

Executive Committee: The Executive Committee is authorized to review and make decisions on behalf of the full Board when the full Board is not available or cannot be contacted. The members of the committee are Faris Heddo, Chief Executive Officer; and Michele Scott, Chief Financial Officer and Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Directors, executive officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of such forms, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers (the Company had no greater than 10% beneficial owners of its stock) were complied with for the year ending July 31, 2002.

A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING WILL BE AVAILABLE TEN (10) DAYS BEFORE THE DATE OF THE MEETING AT THE COMPANY'S HEADQUARTERS DURING ORDINARY BUSINESS HOURS.

ELECTION OF DIRECTORS

The Board of Directors consists of three (3) Directors: all three will hold office for two years. All will remain in office until successors are duly elected and qualified. At each Annual Meeting of Shareholders of the Company, the Directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Shareholders.

If any nominee should become unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board recommends, if any. The Board knows of no reason why any nominee will be unavailable or unable to serve.

Set forth below is their information about each Director nominee, including their business positions held during at least the past year, their ages and other Directorships held and periods of service as a Director of BUSINESSWAY INTERNATIONAL CORPORATION.

PROPOSAL 1:

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEE NAMED BELOW.

TWO YEARS APPOINTMENT TO THE BOARD

MR. FARIS HEDDO, 41.

Mr. Faris Heddo is the founder of BusinessWay Computer Centres in 1988. Mr. Heddo is one of the principal shareholders of BusinessWay International Corporation.

MS. MICHELE SCOTT, 39.

Ms. Michele Scott is the founder of Cor-Bit Peripherals Inc. in 1987. Ms. Scott is one of the principal shareholders of BusinessWay International Corporation.

MR. FABRICE ZAMBITO, 32.

Mr. Fabrice Zambito is Vice President of Computer Associates Canada, the world's leading business software company. After receiving a B.A.A. from Universite du Quebec Montreal, Mr. Zambito has held several sales and management positions with leading edge companies such as Canon Canada and Parametric Technology's, where he was instrumental in concluding several multi-million dollars transactions.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors, on the recommendation of the Board Of Directors, appointed Robert M. Lawand, Chartered Accountant, as independent accountants to audit and report on the consolidated financial statements of the Company for 2002. Although ratification of the appointment of Robert M. Lawand, Chartered Accountant, by the shareholders is not required, the Board of Directors has determined that it is desirable to request ratification of such appointment. If ratification is not obtained, the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR THIS PROPOSAL. CORPORATE COUNSEL WILL HAVE AVAILABLE AT THE STOCKHOLDERS MEETING ALL DIRECTOR AND OFFICER'S QUESTIONNAIRES THAT MAY BE REVIEWED BY STOCKHOLDERS WITH PROPER IDENTIFICATION.

EXECUTIVE OFFICER COMPENSATION

Executive Compensation Summary Table

The following table sets forth certain information concerning total compensation for services rendered in all capacities awarded or paid by BusinessWay International Corporation's Chief Executive Officer and the Company's "named executive officers" for services rendered to the Company during 2002.
Name and Principal Position -----	Salary $ -----	Bonus $ -----	Other Annual Compensation $ -----	All Other Compensation $ -----
Faris Heddo
Chief Executive Officer
	40,000	N/A	N/A	N/A
Michele Scott Chief Financial Officer and Secretary	40,000	N/A	N/A	N/A
Fabrice Zambito Chairman Of The Board	N/A	N/A	N/A	N/A
Stephane Morency (FondAction CSN) Director	N/A	N/A	N/A	N/A

EMPLOYMENT AGREEMENTS

During fiscal year 2002, the company did not sign any new employment agreements.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS.

Except as indicated above, there are no employment contracts, compensatory plans or arrangements, including payments to be received from BusinessWay, with respect to any director or executive officer of BusinessWay which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with BusinessWay or its subsidiaries, any change in control of BusinessWay, or a change in the person's responsibilities following a change in control of BusinessWay.

COMPENSATION OF DIRECTORS

COMPENSATION

All Directors of the Company receive no compensation for serving on the Board of Directors of BusinessWay International Corporation.

EXPENSES OF SOLICITATION

The Company will bear the cost of soliciting proxies from its shareholders and have enlisted the help of brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses, if any. In addition to be solicited through the mails, Directors, Officers and Employees of the Company or its subsidiaries may also solicit proxies personally or by telephone.

ANNUAL REPORT AND FORM 10-KSB

The 2002 Summary Annual Report of the Company was mailed to shareholders with this proxy statement. Upon request, the Company will furnish without charge a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2002, including financial statements and schedules. The Form 10-KSB has been filed with the SEC and may be downloaded at http://www.sec.gov or the company's web site at http://www.businessway.com/annualreport. This proxy statement and the 2002 Annual Report are also available at the Company's Annual Shareholder Meeting.

2002 ANNUAL MEETING OF SHAREHOLDERS

The 2002 Annual Meeting of Shareholders is scheduled for Tuesday, April 29, 2003. The Board is empowered by the by-laws of the Company to change the time of the meeting.

Proposals of shareholders must be received by the Company no later than July 31, 2002, to be eligible for inclusion under the rules of the SEC in the Company's proxy material for the 2002 Annual Meeting of Shareholders and must comply with such rules.

Under the Company's by-laws, proposals of shareholders not included in the proxy materials may be presented at the 2002 Annual Meeting of Shareholders only if the Company's Corporate Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days prior to January 31, 2002, (subject to exceptions if the 2002 Annual Meeting is advanced by more than 30 days and the proposal is a proper one for shareholder action).

Shareholders wishing to suggest candidates to the Company as possible nominees for Directors may submit names and biographical data to the Corporate Secretary of the Company.

The Company's by-laws also require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must be received by the Corporate Secretary at least sixty days but not more than ninety days prior to January 31, 2002, (subject to exceptions if the 2002 Annual Meeting of Shareholders is advanced by more than 30 days). The Notice must present certain information concerning the nominees and the shareholders making nominations. The Corporate Secretary must receive a statement of any nominee's consent to serve as a Director if elected.

By Order of the Board of Directors

/s/ MICHELE SCOTT

Michele Scott

Corporate Secretary

April 7, 2003

BUSINESSWAY INTERNATIONAL'S AUDITED FINANCIAL FOR 2002

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of

BusinessWay International Corporation

Montreal, Quebec

We have audited the consolidated balance sheets of BusinessWay International Corp. as of July 31, 2002 and 2001, and the consolidated statements of operations, cash flows and stockholders' equity for the two years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the consolidated financial position of BusinessWay International Corp. as of July 31, 2002 and 2001, and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles in the United States. The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company has a working capital problem that could affect its ability to meet its payments. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

November 11, 2002

/s/ Robert M. Lawand

Robert M. Lawand, C.A

Montreal, Quebec

BUSINESSWAY INTERNATIONAL CORPORATION CONSOLIDATED BALANCE SHEETS AS OF JULY 31,
	2002	2001
Current Assets
Accounts receivable net.................................	$ 194,149	$ 661,597
Inventory.................................................	33,146	130,134
Prepaid Expenses..........................................	-	3,386
	----------------------	-------------------
Total Current Assets..............................	227,295	795,117
Deferred Income Taxes.....................................	204	209
Capital Assets............................................	82,331	552,564
	-----------------	-----------------
Total Assets......................................	$309,830	$ 1,347,890
	==========	==========
Current Liabilities
Bank Indebtedness.........................................	$ 218,933	$ 251,447
Accounts Payable..........................................	472,850	422,979
Income Taxes Payable......................................	0	0
Current portion of long-term debt.........................	0	1,863
Advance from a director...................................	63,278	55,307
	-----------------	-----------------
Total Current Liabilities.........................	755,061	731,596
Long Term Debt....................................	0	0
Due To Shareholders...............................	0	0
	-----------------	---------------
Total Liabilities.................................	755,061	731,596
	-----------------	---------------
Shareholders Equity
Share Capital.............................................	42,386	42,386
Additional Paid-In Capital................................	749,779	749,779
Other Comprensive Income..................................	(13,071)	7,450
Retained Earnings (Deficit)...............................	(1,224,325)	(183,321)
	-----------------	-----------------
Total Equity......................................	(445,231)	616,294
	-------------------	-------------------
Total Liabilities and Equity......................	$309,830	$ 1,347,890
	===========	===========
See accompanying summary of accounting policies and notes to financial statements.

BUSINESSWAY INTERNATIONAL CORPORATION CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS FOR THE YEARS ENDED JULY 31,
	2002	2001
	------	------
Loss For The Year.........................................	(1,041,004)	(297,840)
Other Comprehensive Income (Loss).........................
Foreign Currency Translation Adjustment...................	(14,698)	(7,464)
	----------------	---------------
Consolidated Comprehensive Loss...........................	(1,055,702)	(305,304)
Basic and Diluted Comprehensive Loss Per Share............	(0.017)	(0.005)
Weighted Average Number of Shares Outstanding.............	58,655,667	58,6553,667
	---------------	---------------
See accompanying summary of accounting policies and notes to financial statements.

BUSINESSWAY INTERNATIONAL CORPORATION CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE YEARS ENDED JULY 31, 2002 AND 2001
	COMMON STOCK ------------		ADDITIONAL PAID IN CAPITAL --------	OTHER COMPREHENSIVE INCOME --------	RETAINED EARNINGS (DEFICIT) --------	TOTALS STOCKHOLDERS' EQUITY --------
	SHARES --------	AMOUNT --------
BALANCES JULY 31, 2001
...................	58,655,667	$ 42,386	$ 749,779	7,450	$ (183,321)	$ 616,294
Translation adjustment				(20,521)		(20,521
Net Loss for the year					(1,041,004)	(1,041,004)
Balance , July 31, 2001	58,655,667	$42,386	$749,779	($13,071)	($1,224,325)	($445,231)
See accompanying summary of accounting policies and notes to financial statements.
BUSINESSWAY INTERNATIONAL CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOW FOR THE YEARS ENDED JULY 31,
	2002	2001
	-----------	-----------

CASH PROVIDED BY ( USED IN ) OPERATING ACTIVITIES
Net Income (loss).........................................	($1,041,004)	($297,860)
Items not requiring cash outlay
Amortisation..............................................	32,082	109,317
Sub-total.................................................	(1,008,922)	188,543
Changes in non-cash working capital items Accounts receivable	467,448	(113,594)
Inventory.................................................	96,988	78,896
Prepaid Expenses..........................................	3,386	3,659
Accounts Payable and accruals.............................	49,871	(38,332)
Income Taxes Payable......................................	0	(4,876)
Translation adjustment....................................	(20,516)	1,707
Funds generated from (used in) operations.................	(411,745)	(261,083)
CASH PROVIDED BY ( USED IN ) FINANCING
Advance from a director...................................	7,971	(8,595)
Share capital.............................................	0	42,372
Additional paid-in capital................................	0	749,779
Increase( decrease) long term debt........................	(1,863)	(1,975)
Due to shareholders.......................................	0	(116,492)
Funds generated from (used in) financing..................	6,108	665,089
CASH PROVIDED BY ( USED IN ) INVESTMENTS
Acquisition of capital assets.............................	438,151	(605,728)
FUNDS (USED IN)GENERATED FROM INVESTMENTS.................	438,151	(605,728)
NET CHANGE FOR THE YEAR...................................	32,514	($201,722)
CASH (DEFICIENCY) BEGINNING OF YEAR.......................	($251,447)	($49,725)
CASH END OF YEAR..........................................	($218,933)	($251,447)
	==========	==========
See accompanying summary of accounting policies and notes to financial statements.

BUSINESSWAY INTERNATIONAL CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED JULY 31,
	2002	2001
	---------	---------
SALES......................................................	$597,621	$2,309,352
COST OF SALES..............................................	541,860	1,910,076
	-----------	-----------
GROSS PROFIT...............................................	55,761	399,276
EXPENSES
SELLING...................................................	211,405	315,541
ADMINISTRATIVE............................................	885,360	343,531
FINANCIAL INTEREST PAID.................................	20,135	38,064
TOTAL EXPENSES............................................	1,096,765	697,136
NET LOSS BEFORE INCOME TAX	(1,041,004)	(297,860)
PROVISION FOR INCOME TAXES
CURRENT...................................................	0	0
DEFERRED..................................................	0	0
	-----------	-----------
	0	0
		-----------
NET INCOME(LOSS)	$(1,041,004)	$(297,860)
NET INCOME (LOSS) PER SHARE -BASIC AND DILUTED.............	$(0.017)	$(0.005)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING..............	58,655,667	58,655,667

See accompanying summary of accounting policies and notes to financial statements.
BUSINESSWAY INTERNATIONAL CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS AT JULY 31, 2002

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States. The significant accounting principles are as follows:

(a) Consolidated financial statements and basis of presentation: The consolidated financial statements include the accounts of BusinessWay International Corp. and the accounts of Cor-bit Peripherals Inc., Le Groupe BusinessWay Inc., BusinessWay Computer Centers Inc. (inactive), 3739007 Canada Ltd., 3423336 Canada Ltd. (inactive), WTE POWER Corp. (inactive). All inter-company transactions and balances have been eliminated.

(b) Cash and cash equivalents: The Corporation considers all investments that are highly liquid with an original maturity of three months or less and readily convertible into cash to be cash equivalents.

(c) Property and equipment: Property and equipment are stated at cost. Depreciation is provided using the following methods

Furniture and equipment 20 % declining balance method

Computer equipment 30% declining balance method

Leasehold improvements 20% declining balance method

Master Franchise Development straight line over five years

The company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be fully recoverable.

(d) Research and development expenditures: Research and development expenditures, if any, are expensed as incurred.

(e) Foreign exchange: Foreign denominated assets and liabilities of the foreign subsidiary are translated at the rate of exchange prevailing at the balance sheet date whereas its revenues and expenses are translated at the monthly average exchange rate prevailing during the period. Translation adjustments that result from translating foreign currency financial statements are included in a separate component of stockholders' equity. Other foreign exchange gains and losses are included in the determination of net earnings.

(f) Income taxes: The Corporation uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carry-forwards, to the extent that realization of such benefits is more likely than not. To the extent that management does not consider their reliability to be more likely than not, a valuation allowance is provided for the difference. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(g) Comprehensive income: Effective January 1, 1998, the Corporation adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, which establishes new rules for the reporting and display of comprehensive income and its components.

(h) Stock issued to employees: The Corporation applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion no. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for stock option agreements. As such, compensation expense would be recorded on the date of grant only if the then current market price of the underlying stock exceeded the exercise price.

(i) Impairment of long-lived assets and long-lived assets to be disposed of: The Corporation accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

(j) Net loss per share: Net loss per share is computed using the weighted average number of shares outstanding during the period. The fully diluted loss per share has not been disclosed because the effect of common shares issue-able upon the exercise of options and warrants is anti-dilutive.

(k) Dividends: The Corporation has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

(l) Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(m) Warranty repair expenses are immaterial and no reserve for warranty repairs has been established.

n) On April 5, 2002, the Company signed a Letter of Intent, pursuant to which it agreed to acquire the assets (the "Acquisition") of all the rights, new contracts, power plant technology know-how, as well as the present key personnel of Pourslo International Development Inc. ("Pourslo"), a privately held company incorporated under the laws of Quebec and Canada. The registrant has created a new wholly-owned Canadian subsidiary called WTE Power Corp. ("WTE Power") on June 12, 2002 in order to accommodate the new operations and acquired rights, new contracts, power plant technology know-how, as well as the present key personnel of Pourslo. Closing of the Acquisition is subject to a number of conditions, the board of directors of the registrant has successfully and satisfactory completed and has approved the completion of the due diligence review of the business and affairs of Pourslo by the Company; and preparation and execution of formal documentation in connection with the Acquisition. As of October 31, 2002, the acquisition had not been completed.

o) On June 14, 2002, the directors of the company amended the Non-Qualified Stock Option Plan, pursuant to which the Plan Administrator is authorized to grant up to a total of 5,800,000 common shares as filed on Form S-8 on June 21, 2002 (incorporated by reference in Part III of this Form 10-KSB).

NOTE 2. ORGANIZATION AND BUSINESS ACTIVITIES

YEAR ENDED JULY 31, 2002

BusinessWay International Corporation ("BusinessWay"). The Company was organized on October 30, 1980, under the laws of the State of Florida as C.N.W. Corp. On February 1, 1981, the Company issued 1,000 shares of its $1 par value common stock for services of $1,000. The Company did not have any activity before 1998 and, accordingly, commencement of its development stage is considered to be at the beginning of 1998. On July 21, 1998, the Company increased its capitalization from 1,000 common shares to 50,000,000 common shares. The par value was changed from $1 to $0.001. On July 21, 1998, the Company changed its name to C.N.W of Orlando Inc., and on December 28, 1998 it changed its name to GlobalNetCare, Inc. The company's direction and sole activities were to operate in Canada with the creation of wholly owned subsidiary Canadian subsidiary corporations. On February 3, 1998, the Company incorporated its wholly owned subsidiary, 3423336 Canada Ltd., a Canadian company, to develop a medical Website. However, the anticipated plans and operations of the Company for its medical Website have not and will not be achieved or pursued further. Due to its inability to generate sufficient revenues from these operations, the Company had decided to pursue a different course and line of business. The Corporation continues to operate the medical Website on a scaled down basis until a merger or new business opportunity could be located.

With the completion of the acquisition of Cor-Bit Peripherals Inc. and BusinessWay Computer Centers Inc. on September 12, 2000 (the "Acquisition"), the Company was no longer be considered a development stage enterprise. The acquisition included the incorporation of another wholly owned subsidiary, 3739007 Canada Ltd., for the purpose of acquiring 100% control of all issued and outstanding shares of Cor-Bit Peripherals Inc. and BusinessWay Computer Centers Inc. Under this share Exchange Agreement, the Company acquired the shares of Cor-Bit Peripherals Inc. and BusinessWay Computer Center Inc. in exchange of 40,000,000 exchangeable Preferred Shares (the "Preferred Shares") of 3739007 Canada Ltd. (which are exchangeable for the same number of shares of the Company's common stock), and 37,923,891 Class A Special Voting Shares in the capital of the Company (the "Special Voting Shares"). The Special Voting Shares were issued to the principal owners of the acquired companies. The principals of BusinessWay retained BusinessWay's franchise retail operations, as the retail operations of BusinessWay were not included under the terms of the Acquisition. At the closing date of acquisition, a new Board of Directors was formed consisting of the principals of BusinessWay, Cor-Bit as well as one former director of the company were put into place to lead the company in its new business direction.

The company comprising of wholly owned subsidiaries and with it's sole operation in Canada had now been diversified into three distinct divisions. The three division are personal computers manufacturing, retail store operations and franchising and the third division is the business-to-business (B2B) internet software programming and (B2B) Research and Development.

The personal computer manufacturer / assembler division operated by Cor-Bit Peripherals Inc. ("Cor-Bit") was the only Canadian subsidiary operating division that had an income stream. Cor-Bit sold personal computers to BusinessWay's independent franchise retail stores operations.

The internet software research development (B2B) was produced manufactured under Cor-Bit in early years had developed an internet-based software including a new business-to-business model, data base search software, and an access-based inventory management software link.

BusinessWay Computer Centers inc. is a non-operating subsidiary of the company which owns the website, "www.businessway.com" (the "BusinessWay Website"), this site is to be used as a multiple e-business site for the computer retail operations for the line of computers.

The medical website developed under 3423336 Canada Ltd. has remained inactive as a corporation but many investments made in the research and development stages of the company remain. This corporation with it's history of developments in the medical website arena remains today the company foundation for all future internet based application of the medical Website.

On January 31, 2001 GlobalNetCare changed it's name to BusinessWay International Corporation. The name change took effect at the opening for trading on the OTC Bulletin Board on Thursday, February 8, 2001 under the new stock symbol "BITL". The Corporation's new CUSIP number is .12329Y 10 4. See the Form 8-K which have been previously filed with the Securities and Exchange Commission and which are incorporated herein by this reference. See Part III, Item 13. BusinessWay also increased its authorized capital from 100,000,00 shares of $0.001 par value common stock and 40,000,000 Class A Special Voting shares, without par value, to 300,000,000 shares of $0.001 par value common stock and 120,000,000 Class A Special Voting Shares, without par value, (the "Capital Increase"). See the Form DEF 14C which have been previously filed with the Securities and Exchange Commission and which are incorporated herein by this reference. See Part III, Item 13.

In March 2001, BusinessWay acquired through its wholly owned Canadian subsidiary Cor-Bit Peripherals Inc., the company BusinessWay Group Inc. ("BusinessWay Group"). BusinessWay Group operates as the master franchiser of seven independent retail computer stores located in the province Quebec. The company acquired 100% of the issued and outstanding common stock of BusinessWay Group Inc. by a unanimous vote and resolution of the board of directors of the company. This acquisition includes all the assets and assumption of all liabilities of the acquired company. The assets includes the master franchiser rights, contracts, the BusinessWay retail operation system and documentation, and the two retail stores situated in the Greater Montreal Region.

On May 17, 2002, Corbit Peripherals Inc. and Le Groupe BusinessWay Inc. changed their names respectively to 2225824 Canada Inc. hereinafter ("2225824 Canada") and 3540260 Canada Inc. hereinafter ("3540260 Canada").

With the unforeseen downturn in the economy and computer industry as well as major price-cutting by competitors, the company was required to restructure and streamline certain operations. The independent franchise of existing retail stores put a major strain and load on the operations of Cor-Bit and BusinessWay Group. On May 17, 2002, Corbit Peripherals Inc. and Le Groupe BusinessWay Inc. changed their names respectively to 2225824 Canada Inc. hereinafter ("2225824 Canada") and 3540260 Canada Inc. hereinafter ("3540260 Canada"). The relationship with the independent retailers deteriorated and management was faced with many restructuring and streamlining. The economic situation and competitiveness of the current PC industry, management believes that this restructuring of all the registrant's wholly owned Canadian subsidiaries and reorienting the business objectives of each to suit the competitive nature of the information technology sector. The company pursued a different direction to the way the PC business was in the future. The company adopted a new direction of "Corporately owned and operated retail stores". The techniques and application of the B2B system software was key in successfully implementing the new computer division strategy.

Management in it's continued pursuit of new business opportunities has on April 5, 2002 signed a Letter of Intent with Pourslo International Development Inc., an environmental and power plant "waste to energy" corporation. This would add a new business division in the environmental energy sector. Once concluded, this business opportunity allows the company to diversify operations by capitalizing on this emerging environmental industry. More specifically the company would be setting up projects and installations of power plant.

LETTER OF INTENT - POURSLO INTERNATIONAL DEVELOPMENT INC.

On April 5, 2002, the Company signed a Letter of Intent, pursuant to which it agreed to acquire the assets (the "Acquisition") of all the rights, new contracts, power plant technology know-how, as well as the present key personnel of Pourslo International Development Inc. ("Pourslo"), a privately held company incorporated under the laws of Quebec and Canada. Mr. Lakhmiri and Mr. Dubé are the sole shareholders, officers and directors of Pourslo.

The registrant has created a new wholly-owned Canadian subsidiary called WTE Power Corp. ("WTE Power") on June 12, 2002 in order to accommodate the new operations and acquired rights, new contracts, power plant technology know-how, as well as the present key personnel of Pourslo. Pursuant to the agreement, Mr. Lakhmiri will be the President of WTE Power Corp. and Mr. Dubé as the Vice-President and Faris Heddo as the Director. Mr. Lakhmiri would also be will be invited to sit as a Director of the registrant.

The principals of Pourslo will retain will retain the rights of the know how related to the "Waste to Energy" process. WTE Power,. will be given unconditional use and rights in the exploitation and installation of the "Waste to Energy" Technology and Process at no additional cost or royalties. Pourslo is a Canadian project development company who has the intention to patent some highly specialized process of "Waste to Energy" ("WTE") electrical power generation systems and equipment. Pourslo has been actively involved in research and development in this field for more than 25 years. Pourslo has signed several agreements with customers for the sale of this biomass energy to be produced from its WTE biomass power generation technology. Pourslo has also signed several electrical sales contracts, landfill use and lease agreements, landfill agreements and is in the process to undertake the construction project of a landfill facility located in the Province of Quebec. Pourslo has also signed and acquired a biomass power plant contract while on the Team Canada 2001 Trade mission to China that stipulates Pourslo to oversee, develop and install a biomass power plant project in the city of Dunhua, Jilin Province, China.

Closing of the Acquisition is subject to a number of conditions, the board of directors of the registrant has successfully and satisfactory completed and has approved the completion of the due diligence review of the business and affairs of Pourslo by the Company; and preparation and execution of formal documentation in connection with the Acquisition.

As of October 31, 2002, the acquisition had not been completed.

NEW COMPUWAY CORPORATE RETAIL STORES BANNER

Management foresaw a need for a new retail banner, "CompuWay" was created as the new concept corporate retail store of the future for the company.

In the process of restructuring the operations, of Cor-Bit were wound up at the end of May 2002 and subsequently, Le Groupe BusinessWay Inc. also followed suit by the end of July 2002. The wholly owned subsidiary, 3739007 Canada Ltd., was poised and final preparations for the start of a new banner and operations.

August 1 2002 marks the beginning of the first "CompuWay" retail store. The first retail store was opened in August 2002 in Ile Perrot, Quebec, the second store converted to the CompuWay Banner was the 1400 Sauve, Montreal, the third store acquired is the downtown Montreal, and the fourth retail store location opened is in Dollard-Des-Ormeaux, Quebec.

The company structure in November 2002 operates four corporate retail store locations and future plans are to continue in this type of structure and operations for the computer division. CompuWay sells made-to-measure computer systems. Theses products sold by the CompuWay retail centers include a line of custom computer systems, Notebooks, monitors, Storage Devices, Printers and a wide range of peripherals.

In order to increase revenue and market share, the Company plans on to distribution chain to acquire already existing computer stores to join the CompuWay banner. This action is expected to increase sales for the Company since it can convert only strategic stores and the company will have a better market strong hold with it's own corporately operated retail store. The Company believes that it offers consumers a multitude of advantages, including lowering their cost base and providing them with many proven sales concepts and product branding.

CompuWay's network of corporate retail stores with its established B2B (business to business) solution software that provides real-time product procurement and order tracking for a just-in-time delivery. The Company is also seeking to grow its business through acquisitions, and joint ventures with others in the industry. The Company believes that it is distinguishable in the PC marketplace based on its unique purchasing system, high product quality control, customer service and technical support. The Company also provides a 1-800 technical support call center to assist end-users on software and hardware technical issues concerning the personal computers. In order to expand its distribution base, the Company is planning to increase its investment in an advertising initiative to boost the recognition of the CompuWay brand name and products. The Company is continuing to invest in the Research and Product Development to enhance its present product line. The Company believes that it is distinguishable in the PC marketplace based on its unique purchasing system, high product quality control, customer service and technical support.

The Company's short-term PC division focus will be to establish "corporately owned and operated retail stores" in and around the Montreal region. The company believes that these initiatives should have a positive impact on revenues in the remaining portion of fiscal year 2003.

The company will be continuing to seek out strategic alliances that will enable the Company to generate increased sales either by direct sales or through joint venture projects. Although it is too early to predict actual sales volume level increases because of these alliances, the Company hopes for significant increases. The Company estimates that each new retail store that is opened under the CompuWay banner and distribution network will increase the Company's revenues in the range of $500,000 to $1.5 million per annum.

INTERNET SOFTWARE DEVELOPMENTS

The company's internet software division to this date continues to focus on various software developments in the WEB applications arena During the last quarter of 2002, the company's software internet development division has completed the development of it's "DR-Medic.com" medical reservation system portal. Management is seeking to partner with or though a joint ventures with others in the internet software industry to market and launch this product. Management is seeking venture capital by means of private placements or other.

NOTE 3. PROPERTY AND EQUIPMENT:
	COST	ACCUMULATED AMORTIZATION	NET BOOK 2002	NET BOOK 2001

Leasehold Improvements	40,930	21,016	19,914	20,420
Computer	116,676	66,053	50,623	74,789
Furniture and fixtures	32,316	20,522	11,794	17,424
Master franchiser rights	0	0	0	430,931
	189,922	107,591	82,331	552,564

NOTE 4. SHARE CAPITAL:
	2002	2001
Authorized: 300,000,000 common shares, Par value of US$0.001 per share

Issued and Outstanding:
58,655,667 common shares (2000 - 16,283,122)	$42,386	$42,386

(a) Issue of shares: As indicated in note 1, the Corporation effected a thousand-for-one split of its common stock during 1998. In addition, the par value of the Corporation's common stock was changed from $1.00 to $0.001 per share and authorized shares of common stock were increased from 1,000 to 50,000,000 shares. In 1999, the Corporation issued 197,471 common shares for a cash consideration of $536,000. In addition, 24,908 common shares were issued as share issuance costs for an amount of $64,761. The Corporation also issued 1,500,000 common shares to employees and subcontractors for services rendered and license fees totaling $1,205,675.

(b) Stock options:

  Options granted: The Corporation granted options to employees. In the opinion of management, certain options were cancelled in accordance with termination clauses of such agreements. Changes in and certain service outstanding options were as follows:
	Number	Exercise price per share
Options outstanding, August 1 ,2001	-	-
Granted. . . . . . . . . . . . . .	-	-
Options outstanding, July 31,2002	2,200,000
Options granted have to be exercised over a period not exceeding fifteen years.

At July 31, 2002, 2,200,000 outstanding options are exercisable.

Stock-based compensation: Stock-Based Compensation The Company applies APB Opinion 25 and related interpretations in accounting for its Stock Incentive Plan. Under APB 25, when the exercise price of employee stock options equals or is greater than the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Warrants: In connection with issuance of shares, the Corporation has not issued any warrants.

NOTE 5. COMMITMENTS:

  The Corporation leases its office and retail space under leases expiring up to 2003. At July 31, 2002, future minimum rental payments required under the terms of the operating lease that have initial or remaining terms in excess of one year are as follows:

2003	$ 7,219

NOTE 6. INCOME TAXES:
Losses carry forward available for the Canadian operations amount to:
$29,000	expire in 2005
$1,361,000	expire in 2006
$205,000	expire in 2007
$1,041,004	expire in 2008
Losses carry forward available for the US operations amount to:
$32,000	expire in 2018

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and tax planning strategies in making this assessment. Since the Corporation is a development stage corporation, the generation of future taxable income is dependent on the successful commercialization of its products and technologies.

NOTE 7. FINANCIAL INSTRUMENTS:

(a) Foreign currency risk management: Options are exercisable in US dollars. Ultimate proceeds upon exercise of options may vary due to fluctuations in the value of the Canadian dollar relative to the US currency.

(b) Credit risk: Financial instruments that potentially subject the Corporation to significant concentrations of credit risk consist principally of short-term investments and accounts receivable. The Corporation has investment policies that require placement of short-term investments in financial institutions evaluated as highly creditworthy. In the normal course of business, the Corporation evaluates the financial condition of the parties with which it contracts on a continuing basis and reviews the credit worthiness of all new parties. The Corporation determines an allowance for doubtful accounts to reflect specific risks.

(c) Fair values: The following table presents the carrying amounts and estimated fair values of the Corporation's financial instruments at July 31, 2002 and July 31, 2001. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Fair value estimates are made as of a specific point in time using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.
	Carrying Amount 2002	Fair Value 2002	Carrying Amount 2001	Fair Value 2001

Financial assets:
Cash and cash equivalents....	$ -	$ -	$ -	$ -
Accounts receivable..........	194,149	194,149	661,597	661,597
Financial liabilities:
Bank indebtedness............	218,933	218,933	251,447	251,447
Accounts payable.............	472,850	472,850	422,979	422,979
Other current liabilities....	0	0	1,863	1,863

The carrying amounts shown in the table are included in the consolidated balance sheet under the indicated captions. The following method and assumption were used to estimate the fair value of each class of financial instruments: Cash and cash equivalents, sales tax receivable, accounts payable, accrued liabilities and advances from a director. The carrying amounts approximate fair value because of the short maturity of these instruments.

NOTE 8. CONTINGENCY:

As at July 31, 2002 the corporation is not a party to any pending action for damages of a material amount.

NOTE 9. RELATED PARTY TRANSACTIONS:

During 2001, the Corporation acquired the all the outstanding common voting shares of the company Le Groupe BusinessWay from a director for a total sum $1. This company had the franchiser rights for the BusinessWay retail chain. During the same year, the Company repaid a former director advances owing amounting to $63,902. Since October 2000, Faris Heddo, majority shareholder and director advanced to the company $63,278 which were non-interest bearing and repayable in the next year.

NOTE 10. SUBSEQUENT EVENTS:

August 1 2002 marks the beginning commenced operations under 3739007 Canada Ltd., a wholly owned Canadian subsidiary and launched the CompuWay corporate retail store concept. The first "CompuWay" retail store opened in August 2002 in Ile Perrot, Quebec, the second store converted to the CompuWay Banner was the 1400 Sauve, Montreal, the third store acquired is the downtown Montreal, and the fourth retail store location opened is in Dollard-Des-Ormeaux, Quebec.

The company structure in November 2002 operates four corporate retail store locations and future plans are to continue in this type of structure and operations for the computer division. CompuWay sells made-to-measure computer systems. Theses products sold by the CompuWay retail centers include a line of custom computer systems, Notebooks, monitors, Storage Devices, Printers and a wide range of peripherals.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 22, 2000, the Company engaged KPMG LLP, Chartered Accountants, to prepare the audited consolidated financial statements for the fiscal year ended December 31, 1999. Prior to engaging KPMG LLP, the Company did not consult KPMG LLP regarding the application of accounting principles to any specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements. There were no disagreements with the Company's former auditor, Councilor, Buchanan & Mitchell, P.C., Certified Public Accountants, regarding any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any other matter. On November 17, 2000, the Registrant terminated KPMG LLP as its independent accountant. KPMG's reports on the Registrant's financial statements did not contain, for either of the past two years, an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, auditing scope or accounting principles.

The decision to change accountants was considered and approved by the Board of Directors of the Registrant on November 17, 2000. In connection with their audits for the years 1998 and 1999 and through November 17, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for those years. On November 17, 2000, Robert M. Lawand, C.A. was engaged as the new independent accountant for the Registrant to be the principal accountant to audit the Registrant's financial statements. During the years 1998 and 1999 and through November 17, 2000, the Registrant has not consulted with Robert M. Lawand, C.A. on (1) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements and either written or oral advice was provided that was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or

(2) any disagreements with KPMG LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to KPMG LLP's satisfaction would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

PROXY	BUSINESSWAY INTERNATIONAL CORPORATION 1480 RUE BEGIN SAINT LAURENT, QC H4R 1X1
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of BUSINESSWAY INTERNATIONAL CORPORATION (the "Company") hereby appoints Fabrice Zambito as the attorney and proxy of the undersigned, with the powers the undersigned would posses if personally present and with full power of substitution, to vote all shares of Common Stock of the Company at the Annual Meeting of Stockholders of BusinessWay International Corporation to be held on Tuesday, April 29, 2003 at 9:00 a.m. Eastern time at the Holiday Inn Pointe-Claire, 6700 Rte Transcanadienne, Pointe-Claire, Quebec, and at any adjournments or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

Proposal 1. Election of Directors. Nominees: Fabrice Zambito, Faris Heddo, Michele Scott
[ ] For	[ ] Withheld

(To withhold vote for individual nominee write that name here:) ___________________________________________________________________

Proposal 2. Ratification of appointed independent chartered accountant Robert M. Lawand C.A..
[ ] For	[ ] Against	[ ] Abstain

Proposal 3. In their discretion, upon other matters as they may properly come before the meeting.

(Continued and to be signed on the other side.)

Continued from other side.)

You are encouraged to specify your choices by marking the appropriate Boxes (see reverse side) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named on the reverse side as agents and proxies cannot vote your shares unless you sign and return this card.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made this proxy will be voted FOR Proposals 1 2 and 3.

Dated this day of , 2003.

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